Exhibit 99.4

PRESS RELEASE
(b)      ATC Healthcare Announces Third Quarter 2004 Results of Operations,

(c)      Office Closing and Restructuring Charge




  ATC Healthcare Announces Third Quarter 2004 Results of Operations,
               Office Closing and Restructuring Charge

    LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--Jan. 13, 2004--ATC Healthcare, Inc. (AMEX:AHN - News), a national leader in medical staffing, today reported results for its third quarter of fiscal year end 2004, which ended November 30, 2003.
    Revenues for the third quarter ended November 30, 2003 were $32.4 million compared to $38.3 million for the quarter ended November 30, 2002. Revenue continues to be impacted by reduced demand for temporary nurses as hospitals continue to experience flat to declining admission rates. Service costs were 79.2% of total revenues in the third quarter of fiscal year end 2004 as compared to 76.5% in the third quarter of the prior year. Margins have decreased due to the decreased demand for temporary nurses, which has increased the competitive environment pressuring fees. Loss from operations for the quarter ended November 30, 2003 was $1.9 million after office closing and restructuring charges of $2.6 million versus income from operation of $917 thousand for the quarter ended November 30, 2002. Excluding the office closing and restructuring charge income from operations was $678 thousand. Net loss for the quarter ended November 30, 2003 was $5.0 million or $(.20) per basic and diluted share versus a net loss of $1.3 million or $(.05) per diluted share for the quarter ended November 30, 2002.

    Six Month Results

    ATC reported revenues of $100.1 million for the nine months ended November 30, 2003, a decrease of 13.0% from revenues of $115.0 million for the same time period last year. Revenue continues to be impacted by reduced demand for temporary nurses as hospitals continue to experience flat to declining admission rates. Service costs were 78.7% of total revenues for the nine months of fiscal 2004 as compared to 76.3% for the nine months of fiscal 2003. Margins have decreased due to the decreased demand for temporary nurses, which has increased the competitive environment pressuring fees. Loss from operations was $1.0 million for the nine months ended November 30, 2003 after the recording of the Office closing and Restructuring charge as compared to income from operations of $3.7 million for the same period last year. The Company recorded a net loss of $5.9 million or $(.25) per basic and diluted share for the first nine months of fiscal 2004 versus a net loss of $379 thousand or $(.02) per basic and diluted share for the first nine months of fiscal 2003.
    David Savitsky, CEO, remarked that "our results for the third quarter are indicative of the difficult decisions we have had to make as ATC continues to make progress in reducing its costs and taking other steps, so that the Company can return to profitability next fiscal year. Our income from operations before the office closing and restructuring charge has grown over the prior quarter and we've recently been awarded a Federal Supply Schedule (FSS) contract." Mr Savitsky continued "Additionally, as part of a program to grow our Licensee business, we've just opened a new location in (Baltimore, MD) and are in active discussions with other prospective Licensees at this time."
    In conjunction with this release, management will host a teleconference Thursday, January 15th at 11:30 am Eastern Time. The dial in number 1-800-930-1344. There will be a 48 hour replay. The replay number is 888-203-1112 from within the United States and 719-457-0820 Internationally. Code 6055105

    About ATC Healthcare, Inc.

    ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics and other health care facilities with 50 locations in 23 states. ATC provides supplemental staffing, outsourcing and human resources solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the Company supplies both clinical and non-clinical personnel for short-term, long-term, and "traveling" contract assignments. To learn more about the company's services, visit their web site at www.atchealthcare.com.

    This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in ATC Healthcare, Inc. Annual Report on Form 10-K for the year ended February 28, 2003 as filed with the Securities and Exchange Commission on June 13, 2003.


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

                   For the Three Months         For the Nine Months
                         Ended        (unaudited)      Ended
               November 30,  November 30,  November 30,   November 30,
                   2003         2002          2003          2002
                  -------      ------        ------        ------

REVENUES:
  Service revenues  $32,383    $38,282       $100,066      $114,961
----------------------------------------------------------------------

COSTS AND EXPENSES:
  Service costs      25,649     29,291         78,847        87,826
  General and
   administrative
   expenses           5,476      7,517         17,890        22,035
  Depreciation and
   amortization         580        557          1,761         1,434
  Office closing and
   restructuring
   charge             2,589                     2,589
----------------------------------------------------------------------
    Total operating
     expenses        34,294     37,365        101,087       111,295
----------------------------------------------------------------------

(LOSS) INCOME
 FROM OPERATIONS     (1,911)       917         (1,021)        3,666
----------------------------------------------------------------------

INTEREST AND OTHER EXPENSES
 (INCOME):
  Interest expense,
   net                1,095        735          3,058         2,244
  Other (income), net                6            (89)         (229)
  Expense related to
   TLCS liability                2,293                        2,293
----------------------------------------------------------------------
    Total interest and
     other expenses   1,095      3,034          2,969         4,308
----------------------------------------------------------------------

LOSS BEFORE
 INCOME TAXES        (3,006)    (2,117)        (3,990)         (642)

INCOME TAX (BENEFIT)
 PROVISION            2,041       (868)         1,929          (263)
----------------------------------------------------------------------

NET LOSS            $(5,047)   $(1,249)       $(5,920)        $(379)
======================================================================

DIVIDENDS ACCRETED
 TO PREFERRED
 SHAREHOLDERS            17                        50
----------------------------------------------------------------------

LOSS ATTRIBUTABLE
 TO COMMON
 SHAREHOLDERS       $(5,064)   $(1,249)       $(5,970)        $(379)
======================================================================

LOSS PER COMMON SHARE -
 BASIC:               $(.20)     $(.05)         $(.25)        $(.02)
======================================================================

LOSS PER COMMON SHARE -
 DILUTED              $(.20)     $(.05)         $(.25)        $(.02)
======================================================================
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING
     Basic           24,882     23,792         24,325        23,748
======================================================================
     Diluted         24,882     23,792         24,325        23,748
======================================================================


    CONTACT: ATC Healthcare, Inc.
             David Savitsky, 516-750-1681
             dsavitsky@atchealthcare.com
             Andrew Reiben, 516-750-1663
             areiben@atchealthcare.com